Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Form S-1 Registration Statement (No. 333-279343) on Form S-3 and related Prospectus of CervoMed Inc. of our report dated March 29, 2024, relating to the consolidated financial statements of CervoMed Inc. and its subsidiaries, appearing in the Annual Report on Form 10-K of CervoMed Inc. for the year ended December 31, 2023.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Boston, Massachusetts

October 3, 2024